UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2001
                                                            -----------


                                AUTHORISZOR INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                      000-27869                 75-2661571
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 (State or other jurisdiction    (Commission File Number)      (IRS Employer
                                  of incorporation)          Identification No.)

Windsor House-Cornwall Rd., Harrogate, North Yorkshire, U.K. HG1 2PW
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  44 1423 730300
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One  Van de  Graaff  Drive,  Suite  502,  Burlington,  Massachusetts  01803-5188
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(Former name or former address, if changed since last report)

         On May 9, 2001, Authoriszor Inc. (the "Company") filed a Current Report on Form 8-K (the "Prior Report") with the Securities and Exchange Commission disclosing agreements relating to the acquisition (the "Acquisition"), directly or through the Company's wholly-owned subsidiary, Authoriszor Holdings Limited ("AHL"), of the remaining shares of WRDC Ltd., a company incorporated in the United Kingdom and Wales ("WRDC"), not owned by AHL. The terms and conditions of the Acquisition of WRDC were reported in the Prior Report in accordance with
Item 2. and the instructions contained therein. After further review and analysis of Item 2. and the instructions contained therein, the Company believes that the Acquisition did not involve the acquisition of a business that is significant as such terms are used in Item 2. and, therefore, the Acquisition should have been reported in accordance with Item 5. and the instructions contained therein. Accordingly, the Company is filing this Current Report on Form 8-K/A (the "Amended Report") to amend the Prior Report by disclosing the terms and conditions of the Acquisition as an Item 5. transaction.

         In addition, as a result of the filing of the Amended Report by the Company pursuant to Item 5., the financial statements required by Item 7. are not required to be filed with this Amended Report, and, therefore, the financial statements referred to in Item 7. will not be filed with this Amended Report.

Item 5.  Other Events
         ------------

         On May 8, 2001, the Company entered into certain agreements (the "Acquisition Agreements") pursuant to which the Company, directly or through AHL, agreed to (i) initially increase its ownership interest from 25.1% (on a fully diluted basis) to 66.4% (on a fully diluted basis) of the outstanding capital stock of WRDC, and (ii) subscribe for an additional amount of capital stock of WRDC of approximately $720,000 ((pound)500,000) for WRDC working capital purposes (the "Funding," collectively with (i) above, referred to herein as the "First Step Transaction,"); and (iii) ultimately acquire the remaining shares of WRDC capital stock not then already owned by the Company or AHL upon the occurrence of certain events (the "Second Step Transaction"). The consideration payable in connection with the First Step Transaction and the Second Step Transaction was determined pursuant to arms-length negotiations among the parties thereto. The source of the cash consideration with respect to the First Step Transaction is, and with respect to the Second Step Transaction is expected to be, the Company's cash reserves. Each of the dollar amounts contained herein reflect the currency exchange rate in effect immediately prior to the execution of the Acquisition Agreements.

         The First Step Transaction was consummated, in part, at a closing (the "Initial Closing") on May 8, 2001. At the Initial Closing, in exchange for certain shares of capital stock of WRDC held by shareholders (the "Shareholders") of WRDC, Garcia Hanson and Brian Edmondson, the Company (i) issued to its transfer agent irrevocable instructions to issue, in the aggregate, 929,914 shares of common stock, par value $.01 per share ("Common Stock"), of the Company to the Shareholders and (ii) paid to the Shareholders approximately $1,356,000 ((pound)941,766) in cash. The Company is also obligated to issue to the Shareholders up to 195,555 additional shares of Common Stock, subject to the realization of certain accounts receivables of WRDC. In addition, at the Initial Closing, holders of options ("WRDC Options") to purchase shares of capital stock of WRDC were granted options to purchase 237,000 shares of Common Stock under the Company's 2000 Omnibus Stock and Incentive Plan (the

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

"Plan") in exchange for such WRDC Options at an exercise price of $1.01. Also, additional options ("Reserve Options") to purchase an aggregate of 265,000 shares of Common Stock may be granted from time to time to employees of WRDC under the Plan as approved by the Board of Directors of WRDC; provided, that the director appointed by the Company to the Board of Directors of WRDC pursuant to the Acquisition Agreements votes in favor of any such grants of Reserve Options. Finally, with respect to the Funding, one half of such amount was subscribed for at the Initial Closing, with the balance to be subscribed for no later than six
(6) months after the Initial Closing.

         The Acquisition Agreements also provide that the Company will purchase the remaining shares of WRDC capital stock not then already owned by the Company or AHL at the closing (the "Second Closing") in connection with the Second Step Transaction upon the earliest to occur of (i) the date on which the Company receives net proceeds in an amount that exceeds, in the aggregate, $10,000,000 in connection with any fundraising or series of fundraising transactions by the Company; (ii) the date on which the Company receives a notice from a Shareholder requiring such action (a "Shareholder Notice") or such earlier date as the Company and the Shareholders may mutually agree from time to time; or (iii) January 1, 2002 (collectively, the "Events"), at a purchase price of approximately (pound)2.1 million ($3,000,000, based on the current currency exchange rate). Pursuant to the provisions of the Acquisition Agreements, a Shareholder Notice may be issued to the Company upon (i) the Company declaring, or otherwise seeking, or being forced to seek, protection from creditors under the federal bankruptcy laws (an "Insolvency Event"); (ii) the Company receiving a bona fide offer by a third party to acquire all issued and outstanding shares of Common Stock not then owned by such third party; or (iii) the sale of a controlling interest in WRDC to a third party. The Second Closing will take place ten business days following the occurrence of an Event.

         The consideration payable at the Second Closing will consist of 55% in shares of Common Stock and 45% in cash; provided, however, that in no event will the Company be required to issue more than 19.9% of the issued and outstanding shares of Common Stock as of the date of the Initial Closing. In the event that the exchange ratio set forth in the Acquisition Agreements would otherwise require the Company to issue more than 19.9% of the issued and outstanding shares of Common Stock (the "Excess Shares"), as of the Initial Closing, whether due to changes in the market price of the Common Stock or currency fluctuations during the interim between the Initial Closing and the Second Closing or otherwise, the Company will instead pay to the Shareholders an amount in cash equivalent to the aggregate market value of the Excess Shares. In addition, upon the occurrence of an Insolvency Event and the issuance of a Shareholder's Notice in connection therewith, the Company may be obligated to pay to the Shareholders the entire purchase price in cash and in lieu of issuing shares of Common Stock to pay an amount in cash equivalent to the aggregate market value of the Common Stock that would otherwise have been required to be issued as of the Second Closing. Furthermore, if the Company is not listed on Nasdaq or the OTC Bulletin Board, or otherwise quoted on a public market in North America ("Listed"), as of the Second Closing, the Company will have 30 business days in which to become Listed. After the expiration of such period and if the Company is not then Listed, a Shareholder may return to the Company the shares of Common Stock issued to him at the Second Closing in which event the Company will be obligated

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

to pay such Shareholder an amount in cash equivalent to the aggregate market value of the shares of Common Stock that were issued to him at the Second Closing.

         WRDC offers professional services in information technology focused on core technologies of messaging, directories, network security and data communications. Technology underpins all WRDC projects, ranging from strategic and operational consultancy, through the design and implementation of systems integration projects, to the provision of fully managed information technology services.

         In connection with the execution of the Acquisition Agreements, the Board of Directors of the Company has appointed Garcia Hanson, one of the Shareholders, as Chief Operating Officer of the Company. In addition, the Board of Directors of AHL has appointed Mr. Hanson as the Operations Director of Authoriszor Limited, a wholly owned subsidiary of AHL. Mr. Hanson will also continue in his capacity as Managing Director of WRDC.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

        (a)     Financial Statements of Businesses Acquired.

                  Not Applicable

        (b)     Pro Forma Financial Information.

                  Not Applicable

        (c) Exhibits. The following Exhibits are filed as a part of this Amended Report:


        2.1* Stock Purchase Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited and the Shareholders named therein. Schedule 7 of this Agreement was omitted in accordance with Item 601(b)(2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.

        2.2* Subscription Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, WRDC Limited and the Shareholders named therein.


        2.3*    Articles  of  Association  of WRDC  Limited,  dated as of May 8,
                2001.

        2.4* Deed of Mortgage, dated as of May 8, 2001, by and between Authoriszor Inc., Garcia Hanson and Brian Edmondson.

        10.1* Service Agreement, dated as of May 8, 2001, by and among Authoriszor Inc. and Garcia Hanson.

        10.2+* Form of Stock Option Agreement, dated as of May 8, 2001, by and between the Authoriszor Inc. and each of the former holders of WRDC Options.

        99.1*   Press  Release  of  Authoriszor  Inc.,  dated as of May 9, 2001.

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+ Compensation plan, benefit plan or employment contract or arrangement
* Previously filed as an exhibit to the Company's Form 8-K, dated May 9, 2001.

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



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AUTHORISZOR INC.


Date: September 17, 2001                    By:  /s/ Andrew Cussons
                                               --------------------------------
                                                Andrew Cussons
                                                Chief Financial Officer
                                                and Secretary

                                  EXHIBIT INDEX




         Exhibit  No.                 Exhibit Description
         ------------                 -------------------


               2.1* Stock Purchase Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited and the Shareholders named therein. Schedule 7 of this Agreement was omitted in accordance with Item 601(b)(2) of Regulation S-B and will be provided to the Securities and Exchange Commission upon request.
               2.2* Subscription Agreement, dated as of May 8, 2001, by and among Authoriszor Inc., Authoriszor Holdings Limited, WRDC Limited and the Shareholders named therein.
               2.3* Articles of Association of WRDC Limited, dated as of May 8, 2001.
               2.4* Deed of Mortgage, dated as of May 8, 2001, by and between Authoriszor Inc., Garcia Hanson and Brian Edmondson.
               10.1* Service Agreement, dated as of May 8, 2001, by and among Authoriszor Inc. and Garcia Hanson.
               10.2+* Form of Stock Option Agreement, dated as of May 8, 2001, by and between Authoriszor Inc. and each of the former holders of WRDC Options.
               99.1*          Press Release of  Authoriszor  Inc.,  dated May 9,
                              2001

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+ Compensation plan, benefit plan or employment contract or arrangement
* Previously filed as an exhibit to the Company's Form 8-K, dated May 9, 2001.